                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State


      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF 'ABLE ENERGY, INC.', FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF MARCH, A.D. 1997, AT 9 O'CLOCK A.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                       /s/ Edward J. Freel
                                       ---------------------------------------
                             [SEAL]    Edward J. Freel, Secretary of State

                                            AUTHENTICATION: 8372189

                                                 DATE:      03-13-97

                          CERTIFICATE OF INCORPORATION

                                       OF

                                ABLE ENERGY, INC.

                          ----------------------------

      FIRST. The name of this corporation shall be:

                                ABLE ENERGY, INC.

      SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

      THIRD. The purpose or purposes of the corporation shall be:

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

Ten Thousand (10,000) shares with a par value of ($0.001), amounting to Ten Dollars ($10).

      FIFTH. The name and address of the incorporator is as follows:

                             Debbie Carll
                             Corporation Service Company
                             1013 Centre Road
                             Wilmington, DE 19805

      SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

      SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

      IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this thirteenth day of March, A.D., 1997.


                                                 /s/ Debbie Carll
                                                 -------------------------
                                                 Debbie Carll
                                                 Incorporator

                           ACTION OF SOLE INCORPORATOR

                                ABLE ENERGY, INC.

                           ---------------------------

      The undersigned, without a meeting, being the sole incorporator of the Corporation, does hereby elect the persons listed below to serve as directors of the corporation until the first annual meeting of shareholders and until their successors are elected and qualify:

                                        TIMOTHY HARRINGTON


                                              /s/ Debbie Carll
                                              ------------------------------
                                              Debbie Carll
                                              Incorporator

Dated: March 13, 1997